EXHIBIT 99.1

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2001

ULTRA MOTORCYCLE COMPANY

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-15501	33-0140149

(Commission File Number)	(IRS Employer Identification No.)

3810 Wacker Drive, Mira Loma, CA (Address of principal executive offices)	91752 (Zip Code)

Registrant’s telephone number, including area code: (909) 360-2500

(Former name or former address, if changed since last report)

Item 3.  BANKRUPTCY OR RECEIVERSHIP

      On May 21, 2001, Ultra Motorcycle Company, a California corporation, filed for voluntary bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California. Attached hereto as Exhibit 99.1 is a copy of a press release issued by the Registrant on May 21, 2001 with respect to the bankruptcy filing.

Item 7.  Financial Statements and Exhibits

      (a) Not applicable

      (b) Not applicable

      (c) The following exhibit is provided in accordance with the provisions of Item 601 of Regulation S-K:

99.1 Press Release dated May 21, 2001

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA MOTORCYCLE COMPANY

By:	/s/ Harold L. Collins _________________________________
Harold L. Collins President and Chief Executive Officer

Dated: May 21, 2001